                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20429

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): SEPTEMBER 14, 2000

                             INDEPENDENT BANK CORP.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         MASSACHUSETTS                      1-9047                    04-2870273
         -------------                      ------                    ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NO.)

       288 UNION STREET, ROCKLAND, MASSACHUSETTS                    02370
       -----------------------------------------                    -----
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

       Registrant's telephone number, including area code: (781) 878-6100

                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Items 1 through 4 and Items 6, 7(a) and (b), 8 and 9.  Not Applicable.

Item 5.  OTHER EVENTS.
         -------------

         On September 14, 2000, the Board of Directors of the Company adopted a Renewal Rights Agreement (the "Renewal Rights Agreement"). The following description of the terms of the Renewal Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Renewal Rights Agreement.

         Pursuant to the terms of the Renewal Rights Agreement, the Board of Directors declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock of the Company (the "Common Stock") to stockholders of record as of the close of business on May 3, 2001 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below). Each Right initially entitles the registered holder of the Right to purchase from the Company a unit (a "Unit") consisting of one one-thousandth of a share of Series B Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a cash exercise price of forty-five dollars ($45.00) per Unit (the "Exercise Price"), subject to adjustment.

         Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and become exercisable upon the earliest of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") (the date of such announcement, the "Stock Acquisition Date"), (ii) the close of business on the tenth business day (or such other day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock, or (iii) the determination by the Board of Directors that any person is an "Adverse Person" (the earliest of such dates, the "Distribution Date").

         The Board of Directors may declare a person to be an Adverse Person after a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of 10% or more of the outstanding shares of Common Stock and a further determination, after reasonable inquiry and investigation, including consultation with such persons as the Board of Directors deems appropriate, that (a) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into one or more transactions which would provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders, but for the actions and possible actions of such person, would not be served by taking such action or entering into such transaction or transactions at that time, or (b) such beneficial ownership is causing, or is reasonably likely to cause, a material adverse impact (including impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company. No delay or failure by the Board of Directors to declare a person to be an Adverse Person will waive or affect the power of the Board of Directors subsequently to declare a person an Adverse Person. If the Board of Directors at any time determines, upon reasonable inquiry and investigation, including consultation with such persons as the Board of Directors deems appropriate, that such person has not met or complied with any condition specified by the Board of Directors, the Board of Directors may at any time thereafter declare the person to be an Adverse Person.

         Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 3, 2011, unless previously redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         If a Stock Acquisition Date occurs or the Board of Directors determines that a person is an Adverse Person, proper provision will be made so that each holder of a Right (other than an Acquiring Person, an Adverse Person or their associates or affiliates, whose Rights will become null and void) will thereafter have the right to receive upon exercise that number of Units of a Share of Preferred Stock having a market value of two times the exercise price of the Right (such right, the "Subscription Right"). If at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with the merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right, the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not the holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person or an Adverse Person may under certain circumstances specified in the Rights Agreement become null and void.

         At any time after the Stock Acquisition Date occurs or the Board of Directors determines that a person is an Adverse Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units of Preferred Stock at an exchange ratio of one share of Common Stock or one Unit of Preferred Stock per Right. However, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock of the Company.

         The Exercise Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price. The Company is not obligated to issue fractional Units. If the Company elects not to issue fractional Units, in lieu thereof an adjustment in cash will be made based on the fair market value of the Unit on the last trading date prior to the date of exercise.

         The Rights may be redeemed by the Board of Directors in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock of the Company or other consideration) only until the earliest of (i) the date on which a person is declared to be an Adverse Person, (ii) the close of business on the tenth calendar day after the Stock Acquisition Date, or (iii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors in its sole discretion at any time prior to the Distribution Date. After the Distribution Date, the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person, an Adverse Person or their associates or affiliates). In addition, the Board of Directors may at any time before any person becomes an Acquiring Person amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and
(ii) 10%.

         Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may in certain circumstances recognize taxable income if the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

         The Renewal Rights Agreement between the Company and Rockland Trust Company, as the Rights Agent, which sets forth the terms of the Rights and includes as Exhibit B the form of Right Certificate, is attached hereto as
Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Renewal Rights Agreement which is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits -

                  4.1  -   Renewal Rights Agreement, dated September 14, 2000,
                           between Independent Bank Corp. and Rockland Trust
                           Company, as Rights Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INDEPENDENT BANK CORP.
                                              (Registrant)

Dated: October 23, 2000                     By  /s/ Denis K. Sheahan
                                                --------------------------------
                                                Denis K. Sheahan
                                                Chief Financial Officer
                                                and Treasurer

                                  EXHIBIT INDEX

     EXHIBIT NO.                                   DESCRIPTION

         4.1 Renewal Rights Agreement, dated September 14, 2000, between Independent Bank Corp. and Rockland Trust Company, as Rights Agent.